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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Cumulus Media Inc.:


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Cumulus Media Inc. of our report dated March 12, 2004, with respect to the consolidated balance sheets of Cumulus Media Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of Cumulus Media Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


         Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002.

                                                   KPMG LLP


Chicago, Illinois
March 15, 2004